UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2017

SNYDER’S-LANCE, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	0-398	56-0292920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 18, 2017, Snyder’s-Lance, Inc., a North Carolina corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Campbell Soup Company, a New Jersey corporation (“Parent”), and Twist Merger Sub, Inc., a North Carolina corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent (the “Merger”). At the Effective Time (defined below), as a result of the Merger, the name of the surviving corporation shall be Snyder’s-Lance, Inc. The parties anticipate that the Merger will close in the early second quarter of calendar year 2018.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, $0.83-1/3 par value, of the Company (“Company Common Stock”) outstanding immediately prior to the Effective Time (other than (i) shares owned directly by Parent or Merger Sub and (ii) shares owned by any direct or indirect wholly-owned subsidiary of the Company, in each case of (i) and (ii) other than shares held in fiduciary or agency capacity that are beneficially owned by third parties) will be converted into the right to receive an amount in cash equal to $50.00 per share, without interest (the “Merger Consideration”) and subject to any required tax withholding.

Each option to purchase shares of Company Common Stock granted under any Company Equity Plan (as defined in the Merger Agreement) or otherwise (other than pursuant to the Company’s 2012 Associate Stock Purchase Plan) outstanding immediately prior to the Effective Time, shall, as of immediately prior to the Effective Time, vest in accordance with the terms applicable to the option such that (i) all time-vesting options shall fully vest (to the extent unvested) and (ii) all performance-vesting options granted under the Company’s 2017 Enterprise Incentive Plan shall vest based on the actual level of performance for the quarter ending on or before the Effective Time, pro-rated as agreed upon by the parties. Each option that is outstanding and vested as of the Effective Time shall be cancelled in exchange for the right to receive a cash payment, subject to any required tax withholding, equal to the product of (a) the excess, if any, of the Merger Consideration over the applicable per share exercise price of such option multiplied by (b) the number of shares of Company Common Stock subject to such option. Each award of restricted stock in respect of shares of Company Common Stock granted under a Company Equity Plan or otherwise outstanding immediately prior to the Effective Time shall, at the Effective Time, fully vest (to the extent unvested) such that (1) all time-based restrictions shall lapse in accordance with applicable terms and conditions of such restricted stock award, and (2) all performance-vesting restricted stock awards granted under the Company’s 2017 Enterprise Incentive Plan shall vest and be payable based on the actual level of performance for the quarter ending on or before the Effective Time and pro-rated as agreed upon by the parties. Upon such vesting, each share of Company Common Stock underlying each restricted stock award shall be treated as outstanding Company Common Stock for purposes of the Merger Agreement. Each restricted stock unit (including performance-vesting restricted stock units) granted under any Company Equity Plan or otherwise that is outstanding immediately prior to the Effective Time shall, as of immediately prior to the Effective Time, vest in accordance with the terms and conditions applicable to such restricted stock unit such that (A) all time-vesting restricted stock units shall fully vest (to the extent unvested) and all time vesting restrictions shall lapse and (B) all performance-vesting restricted stock units shall vest and be payable assuming all performance-vesting conditions have been satisfied at the target level of performance, pro-rated based on the number of days in the performance period preceding the Closing Date (as defined in the Merger Agreement). In exchange for each cancelled restricted stock unit, each holder thereof as of the Effective Time shall be entitled to receive a cash payment, subject to any required tax withholding, equal to the product of (y) the Merger Consideration multiplied by (z) the number of shares of Company Common Stock subject to such restricted stock unit.

The Merger Agreement contains various representations, warranties and covenants by the Company and Parent. The Merger Agreement requires the Company to call and hold a special shareholder meeting and requires the board of directors of the Company (the “Company Board”) to recommend that the Company’s shareholders approve the Merger Agreement and the Merger, except the Company Board may, in certain circumstances, change its recommendation, subject to complying with specified notice and other conditions set forth in the Merger Agreement. Additionally, the Company agreed that, among other things, it will not (i) solicit, initiate, facilitate or encourage the submission of any Acquisition Proposal (as defined in the Merger Agreement) or any proposal or offer that may reasonably be expected to lead to an Acquisition Proposal or (ii) enter into, continue or otherwise participate in discussions or negotiations with, or disclose non-public information to, any third party relating to any Acquisition Proposal or any proposal or offer that may reasonably be expected to lead to an Acquisition Proposal. Subject to the terms of the Merger Agreement, prior to the approval of the Merger Agreement by the Company’s shareholders, the Company may, however, engage in negotiations or discussions with and provide non-public information to a third party that has made an unsolicited, bona fide, written Acquisition Proposal that the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisor, constitutes, or could reasonably be expected to result in, a Superior Proposal (as defined in the Merger Agreement) and that failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

Prior to the approval of the Merger Agreement by the Company’s shareholders, the Company Board may, upon receipt of a Superior Proposal, and in certain other circumstances set forth in the Merger Agreement, change its recommendation that the Company’s shareholders approve the Merger Agreement and the Merger, subject to complying with specified notice and other conditions set forth in the Merger Agreement, including, if requested by Parent, negotiating in good faith with Parent to make such revisions to the Merger Agreement in response to such Superior Proposal. If the Company Board changes its recommendation that the Company’s shareholders approve the Merger Agreement and the Merger, Parent may terminate the Merger Agreement. In addition, prior to obtaining such shareholder approval, the Company may terminate the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal, subject to payment of the termination fee described below and only following compliance with specified notice and other conditions set forth in the Merger Agreement, including giving Parent the opportunity to propose changes to the Merger Agreement so that any such proposal would cease to constitute a Superior Proposal.

The Merger Agreement requires the Company and Parent to use reasonable best efforts to take all actions necessary under applicable law to consummate the transactions contemplated by the Merger Agreement, including obtaining regulatory approvals necessary to consummate the transactions contemplated by the Merger Agreement. Parent agrees to defend through litigation on the merits any claim under any antitrust, competition or trade regulation law that is asserted in court by any governmental authority or any other party, in order to avoid entry of, or to have vacated or terminated, any judgment (whether temporary, preliminary or permanent) that would prevent the consummation of the transactions contemplated by the Merger Agreement from occurring prior to the end date.

The Merger Agreement contains certain termination rights for each of the Company and Parent, including the right of each party to terminate the Merger Agreement if the Merger has not been consummated by the “end date” of September 18, 2018.

The Merger Agreement provides for the payment by the Company to Parent of a termination fee in the amount of $149 million in the case of a termination of the Merger Agreement under certain circumstances described in the Merger Agreement, including if: (i) (a) the Merger Agreement is terminated by Parent or the Company because the Merger is not consummated by the end date or the Company’s shareholders do not approve the Merger Agreement, or by Parent because of a breach of a representation, warranty or covenant of the Company that would cause the related closing condition to be incapable of being satisfied or cured by the end date or, if curable, is not cured by the Company by the earlier of 30 days after receipt of written notice of such breach and three business days prior to the end date, (b) any person publicly discloses a bona fide Acquisition Proposal, which Acquisition Proposal had not been publicly withdrawn (in the case of a termination pursuant to Section 6.2(b), which Acquisition proposal had not been withdrawn prior to the special meeting of the Company’s shareholders), and (c) within 12 months after such termination the Company enters into a definitive agreement with respect to any Acquisition Proposal, (ii) the Company Board changes its recommendation or (iii) the Company enters into definitive transaction documentation providing for a Superior Proposal.

Parent will be required to pay the Company a termination fee of $198.6 million in the event the Merger Agreement is terminated by the Company, subject to certain limitations set forth in the Merger Agreement, if (i) there has been a breach of a representation, warranty or covenant of Parent or Merger Sub that would cause the related closing condition to be incapable of being satisfied or cured by the end date or, if curable, is not cured by Parent or Merger Sub by the earlier of 30 days after receipt of written notice of such breach and three business days prior to the end date, or (ii) the conditions to Parent and Merger Sub’s obligations to consummate the closing have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing; provided that such conditions are then capable of being satisfied), Parent has failed to consummate the Merger within two business days of the date the closing should have occurred and the Company has notified Parent in writing that all of the conditions to closing have been satisfied (or waived) and it intends to terminate the Merger Agreement if Parent and Merger Sub fail to consummate the transactions contemplated thereby within two business days. Additionally, in the event that the Merger Agreement is terminated by Parent or the Company (a) because the Merger is not consummated by the end date and at the time of such termination the waiting period (and any extensions thereof) have not been terminated, or the approvals and clearances have not been obtained, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), due to the refusal by Parent to dispose of its assets, business or product lines or (b) an injunction permanently prohibiting the consummation of the Merger becomes final and non-appealable due to the refusal by Parent to divest of its assets, business or product lines, then the Parent will be required to pay the Company a regulatory termination fee of $50 million.

The Merger Agreement has been approved by the boards of directors of each of the Company and Parent. The obligations of the parties to consummate the Merger are subject to customary closing conditions, including, among others: approval of the Merger Agreement and Merger by holders of 75% of the outstanding shares of the Company Common Stock; expiration or termination of the applicable waiting periods under the HSR Act; the accuracy of the representations and warranties of each party (subject to certain exceptions as set forth in the Merger Agreement); each of the parties having performed in all material respects all of their respective obligations under the Merger Agreement; and the absence of any injunctions or other legal restraints.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement (except as otherwise specified in the Merger Agreement), may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the representations and warranties in the Merger Agreement (i) will not survive consummation of the Merger and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Except as otherwise specified in the Merger Agreement, the Company’s investors and shareholders are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company, Parent, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company or Parent, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement of the Company, as well as in the other documents the Company and Parent may file with the Securities and Exchange Commission.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement. As such, the Merger Agreement, which is attached hereto as Exhibit 2.1 is incorporated herein by reference.

Voting Agreement

In connection with the execution of the Merger Agreement, Parent entered into a voting agreement (the “Voting Agreement”) with trusts affiliated with (i) Patricia A. Warehime and (ii) members of her immediate family, and each such trust is a shareholder of the Company (collectively, the “Shareholder”). Subject to the terms and conditions set forth therein, the Shareholder has agreed, among other things, to vote the shares of Company Common Stock over which it has voting power in favor of the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, against Acquisition Proposals or Superior Proposals, and against any other action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement, result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or interfere with, delay or adversely affect the Merger and the other transactions contemplated by the Merger Agreement. The Voting Agreement also contains certain restrictions on the transfer of shares of Company Common Stock by the Shareholder. The Voting Agreement will terminate upon the earlier of the Effective Time, the termination of the Merger Agreement, written agreement between Parent and the Shareholder and any amendment, waiver or other change to any provision of the Merger Agreement, as in effect on the date of the Merger Agreement, that is materially adverse to Shareholder from a financial point of view or would materially delay or materially impede the ability of the parties to the Merger Agreement to consummate the transactions contemplated by the Merger Agreement. As of December 15, 2017, the shares covered by the Voting Agreement include 12,851,757 shares of Company Common Stock, which represented approximately 13.2% of the total outstanding shares of Company Common Stock on such date.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01. Other Events.

On December 18, 2017, the Company and Parent issued a press release announcing the entry into the Merger Agreement. The text of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger among Snyder’s-Lance, Inc., Campbell Soup Company and Trust Merger Sub, Inc. dated as of December 18, 2017

99.1	Voting Agreement among Campbell Soup Company and the Stockholders listed on the signature page thereto dated as of December 18, 2017

99.2	Joint Press Release, dated December 18, 2017, issued by Snyder’s-Lance, Inc. and Campbell Soup Company

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Snyder’s-Lance, Inc. (the “Company”) by Campbell Soup Company. In connection with this transaction, the Company will file relevant materials with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (when available) will be mailed to shareholders of the Company. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at http://ir.snyderslance.com/sec.cfm or by contacting the Company’s Investor Relations Department by email at kpowers@snyderslance.com or by phone at 704-557-8279.

PARTICIPANTS IN THE SOLICITATION

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 28, 2017, its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 27, 2017, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the SEC on November 9, 2017, and in other documents filed with the SEC by the Company and its officers and directors.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials in connection with the transaction to be filed with the SEC when they become available.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this communication regarding the proposed acquisition of the Company, including any statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future opportunities, future financial performance and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “aim,” “anticipate,” “believe,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely” “may,” “might,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “should,” “strategy,” “will,” “would,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements.

All forward-looking information are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s shareholders; the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; and risk that the transaction and its announcement could have an adverse effect on the Company’s ability to retain customers and retain and hire key personnel. Additional information concerning these and other risk factors can be found in the Company’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including the Company’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive. The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. The Company assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER’S- LANCE, INC.

Date: December 18, 2017

	By:	/s/ Gail Sharps Myers
Gail Sharps Myers
Senior Vice President, General Counsel and Secretary